UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2007

SCIELE PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway
Atlanta, Georgia 303028
(Address of principal executive offices) (Zip Code)

(770) 442-9707
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01               Other Events

On June 14, 2007, in connection with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, the Board of Directors of Sciele Pharma, Inc. (the “Company”) approved the establishment of the following sales plans by certain individuals:

(a)           Patrick Fourteau, Chief Executive Officer, President and a Director, to sell up to a maximum of 232,750 shares of common stock issued pursuant to restricted stock awards and up to a maximum of 352,500 shares of common stock underlying stock options, between August 15, 2007 and January 24, 2009.  Under Mr. Fourteau’s sales plan, certain specified amounts of the shares subject thereto, up to and including all shares subject thereto, may be sold on a periodic basis.

(b)           Darrell Borne, Executive Vice President, Chief Financial Officer, Secretary and Treasurer, to sell up to a maximum of 143,500 shares of common stock issued pursuant to restricted stock awards and up to a maximum of 43,333 shares of common stock underlying stock options, between October 31, 2007 and January 24, 2009.

(c)           Leslie Zacks, Executive Vice President, General Counsel and Chief Compliance Officer, to sell up to a  maximum of 38,454 shares of common stock issued pursuant to restricted stock awards and up to a maximum of 50,000 shares of common stock underlying stock options, between August 8, 2007 and May 17, 2009.

(d)           Ed Schutter, Executive Vice President, Chief Commercial Officer, to sell up to a maximum of 30,516 shares of common stock issued pursuant to restricted stock awards, between August 8, 2007 and April 3, 2009.

(e)           Larry Dillaha, Executive Vice President, Chief Medical Officer, to sell up to a maximum of 25,200 shares of common stock issued pursuant to restricted stock awards, between August 8, 2007 and April 25, 2009.

Under each sales plan, certain specified amounts of the shares subject thereto, up to and including all shares subject thereto, may be sold on a periodic basis.  Messrs. Fourteau’s and Borne’s existing sales plans were terminated at the inception of the new plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sciele Pharma, Inc.
(Registrant)

By:	/s/ Darrell Borne
Darrell Borne
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Date:  June 14, 2007